Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES SECOND QUARTER 2024 RESULTS

– Net Income Per Fully Diluted Share of $0.10 –

– Core FFO Per Fully Diluted Share of $0.24 –

– Signed 272,000 Rentable Square Feet of Leases –

– Announces Agreements to Acquire North 6th Street Williamsburg, Brooklyn Retail –

– 10th Quarter of Positive Leased Absorption –

– 12th Quarter of Positive Leasing Spreads –

– Over $1.0B of Liquidity, No Floating Rate Debt Exposure –

– Reaffirms 2024 FFO Guidance –

New York, New York, July 24, 2024 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World – and the #1 Attraction in the U.S. for the third consecutive year – in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is the recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the second quarter 2024. All per share amounts are on a fully diluted basis, where applicable.

Second Quarter and Recent Highlights

•	Net Income of $0.10 per share.

•	Core Funds From Operations (“Core FFO”) of $0.24 per share.

•	Same-Store Property Cash Net Operating Income (“NOI”) increased 7.4% year-over-year, excluding lease termination fees, primarily driven by higher revenues from cash rent commencement, which was partially offset by increases in operating expenses. Adjusted for certain nonrecurring items, Same-Store NOI increased by approximately 6% year-over-year.

•	Manhattan office portfolio leased rate increased by 60bps sequentially and 170bps year-over-year to 93.3%. The total commercial portfolio is 92.6% leased as June 30, 2024. This is the 10th consecutive quarter of positive commercial leased rate absorption.

•	Signed approximately 272,000 rentable square feet of new, renewal and expansion leases. In our Manhattan office portfolio, blended leasing spreads were +2.0%, and this is the 12th consecutive quarter of positive leasing spreads.

•	Empire State Building Observatory generated $41.3 million of NOI year-to-date, a 5.8% increase year-over-year.

•	Subsequent to quarter-end, the Company entered into two agreements to acquire prime retail assets located on North 6th Street in Williamsburg, Brooklyn, for $195 million in aggregate.

Property Operations

As of June 30, 2024, the Company’s property portfolio contained 7.9 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units, which were occupied and leased as shown below.

	June 30, 2024[1]	March 31, 2024	June 30, 2023
Percent occupied:
Total commercial portfolio	88.5%	87.6%	86.8%
Total office	88.2%	87.4%	86.5%
Manhattan office	88.8%	88.9%	87.6%
GNYMA office	70.7%	76.8%	79.2%
Total retail[2]	92.3%	89.8%	90.7%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	92.6%	91.1%	90.3%
Total office	92.5%	91.1%	90.2%
Manhattan office	93.3%	92.7%	91.6%
GNYMA office	73.3%	79.5%	80.4%
Total retail[2]	93.5%	91.0%	91.6%
Total multifamily portfolio	97.9%	97.1%	97.4%

1 Occupancy and leased percentages for June 30, 2024 exclude First Stamford Place.

2 “Total retail” for the periods ended June 30 and March 31, 2024 includes the Williamsburg Retail assets acquired in September 2023.

Leasing

The tables that follow summarize leasing activity for the three months ended June 30, 2024. During this period, the Company signed 35 leases that totaled 271,981 square feet, inclusive of 54,761 square feet of early renewals3. Within the Manhattan office portfolio, the Company signed 31 office leases that totaled 261,311 square feet.

Total Portfolio3

Total Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over/ under previously escalated rents
Office	32	262,991	$66.60	$65.31	2.0%
Retail	3	8,990	$91.14	$75.03	21.5%
Total Overall	35	271,981	$67.41	$65.63	2.7%

Manhattan Office Portfolio3

Manhattan Office Portfolio	Total Leases Executed	Total square footage executed	Average cash rent psf – leases executed	Previously escalated cash rents psf	% of new cash rent over / under previously escalated rents
New Office	18	162,655	$67.44	$64.36	4.8%
Renewal Office	13	98,656	$65.50	$67.09	-2.4%
Total Office	31	261,311	$66.71	$65.40	2.0%

3 Beginning in the quarter ended June 30, 2024, we include "Early Renewals", defined as leases which were signed over two years prior to lease expiration. “Early Renewals” are included within “Renewal Office” metrics listed above.

Leasing Activity Highlights

•	11-year 40,679 square foot new lease at the Empire State Building with Pontera Solutions Inc., which represents a relocation and expansion from its current 10,539 square foot space at 111 West 33rd Street.

•	11-year 27,866 square foot new lease with A.T. Kearney, Inc. at the Empire State Building.

•	11-year 24,592 square feet new lease with William Carter Company at 1350 Broadway.

Observatory Results

In the second quarter, Observatory revenue was $34.1 million, and expenses were $8.9 million. Observatory NOI was $25.2 million, a 1.6% increase year-over-year. Year-to-date, Observatory NOI was $41.3 million, a 5.8% increase year-over-year.

Balance Sheet

The Company had $1.0 billion of total liquidity as of June 30, 2024, which was comprised of $536 million of cash, plus $500 million available under its revolving credit facility. At June 30, 2024, the Company had total debt outstanding of approximately $2.3 billion, no floating rate debt exposure, and a weighted average interest rate of 4.27% per annum. At June 30, 2024, the Company’s ratio of net debt to adjusted EBITDA was 5.1x.

In July, the Company executed an agreement to refinance the mortgage for the Metro Center property that was due to mature in November 2024. Beginning November 2024, the new loan balance of $72 million will be interest-only at the same interest rate of 3.6%, with a maturity of November 2029, inclusive of a one-year extension option.

Portfolio Transaction Activity

Subsequent to quarter end, the Company entered into an agreement to acquire a prime retail portfolio located on North 6th Street in Williamsburg, Brooklyn for $103 million. The approximately 40,000 square foot retail portfolio comprises five high quality retail storefronts which are 86% leased for a weighted average lease term of 7.5 years. Separately, the Company has entered into another agreement to acquire an additional prime retail portfolio on North 6th Street for $92 million. Due to confidentiality requirements, more details on this additional portfolio will be disclosed upon closing. These all-cash transactions are consistent with our strategy to recycle capital and balance sheet capacity from non-core suburban assets into strong NYC assets. This further expands the Company’s presence in Williamsburg, Brooklyn following its initial acquisition of prime retail on North 6th Street in September 2023.

Share Repurchase

The stock repurchase program began in March 2020 and through July 23, 2024, approximately $293.7 million has been repurchased at a weighted average price of $8.18 per share. There were no share repurchases during the second quarter.

Dividend

On June 28, 2024, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the second quarter of 2024 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On June 28, 2024, the Company paid a quarterly preferred dividend of $0.15 per unit for the second quarter of 2024 to holders of the Operating Partnership’s Series 2014 private perpetual preferred units and a preferred dividend of $0.175 per unit for the second quarter of 2024 to holders of the Operating Partnership’s Series 2019 private perpetual preferred units.

2024 Earnings Outlook

The Company provides 2024 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2024 Updated Guidance (July 2024)	2024 Initial Guidance (Feb 2024)	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.90 to $0.94	$0.90 to $0.94	• 2024 includes $0.04 from multifamily assets
Commercial Property Drivers
Commercial Occupancy at year-end	87% to 89%	87% to 89%
SS Property Cash NOI (excluding lease termination fees)	0% to 3%	-1% to +2%	• Assumes positive revenue growth • Assumes a 6-7% y/y increase in operating expenses and real estate taxes, partially offset by higher tenant expense reimbursements
Observatory Drivers
Observatory NOI	$94M to $102M	$94M to $102M	• Reflects average quarterly expenses of ~$9M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.21	$0.25
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.67	0.67
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.00	0.00
FFO Attributable to Common Stockholders and the Operating Partnership	$0.87	$0.91
Add:
Amortization of Below Market Ground Lease	0.03	0.03
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.90	$0.94

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, July 25, 2024 at 12:00 pm Eastern time.

The webcast will be accessible on the “Investors” section of ESRT’s website. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until August 1, 2024, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13741462.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory that was declared the #1 Attraction in the World - and the #1 Attraction in the U.S. for the third consecutive year - in Tripadvisor’s 2024 Travelers’ Choice Awards: Best of the Best Things to Do. The Company is the recognized leader in energy efficiency and indoor environmental quality. As of June 30, 2024, ESRT’s portfolio is comprised of approximately 7.9 million rentable square feet of office space, 0.7 million rentable square feet of retail space and 727 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “aims," "anticipates," "approximately," "believes," "contemplates," "continues," "estimates," "expects," "forecasts," "hope," "intends," "may," "plans," "seeks," "should," "thinks," "will," "would" or the negative of these words and phrases or similar words or phrases. For the avoidance of doubt, any projection, guidance, or similar estimation about the future or future results, performance or achievements is a forward-looking statement.

Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

Many important factors could cause our actual results, performance, achievements, and future events to differ materially from those set forth, implied, anticipated, expected, projected, assumed or contemplated in our forward-looking statements, including, among other things: (i) economic, market, political and social impact of, and uncertainty relating to, any catastrophic events, including pandemics, epidemics or other outbreaks of disease, climate-related risks such as natural disasters and extreme weather events, terrorism and other armed hostilities, as well as cybersecurity threats and technology disruptions; (ii) a failure of conditions or performance regarding any event or transaction described herein; (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the changes in the use of office space and remote work; (v) changes in our business strategy; (vi) a decline in Observatory visitors due to changes in domestic or international tourism, including due to health crises, geopolitical events, currency exchange rates, and/or competition from other observatories; (vii) defaults on, early terminations of, or non-renewal of, leases by tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (ix) declining real estate valuations and impairment charges; (x) termination of our ground leases; (xi) limitations on our ability to pay down, refinance, restructure or extend our indebtedness or borrow additional funds; (xii) decreased rental rates or increased vacancy rates; (xiii) difficulties in executing capital projects or development projects successfully or on the anticipated timeline or budget; (xiv) difficulties in identifying and completing acquisitions; (xv) impact of changes in governmental regulations, tax laws and rates and similar matters; (xvi) our failure to qualify as a REIT; (xvii) incurrence of taxable capital gain on disposition of an asset due to failure of compliance with a 1031 exchange program; and (xviii) failure to achieve sustainability metrics and goals, including as a result of tenant collaboration, and impact of governmental regulation on our sustainability efforts. For a further discussion of these and other factors that could impact the company's future results, performance, or transactions, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2023 and any additional factors that may be contained in any filing we make with the SEC.

While forward-looking statements reflect the Company's good faith beliefs, they do not guarantee future performance. Any forward-looking statement contained in this press release speaks only as of the date on which it was made, and we assume no obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact: Investors and Media

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@esrtreit.com

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2024	2023
Revenues
Rental revenue	$152,470	$154,603
Observatory revenue	34,124	33,433
Lease termination fees	-	-
Third-party management and other fees	376	381
Other revenue and fees	2,573	2,125
Total revenues	189,543	190,542
Operating expenses
Property operating expenses	41,516	39,519
Ground rent expenses	2,332	2,332
General and administrative expenses	18,020	16,075
Observatory expenses	8,958	8,657
Real estate taxes	31,883	31,490
Depreciation and amortization	47,473	46,280
Total operating expenses	150,182	144,353
Total operating income	39,361	46,189
Other income (expense):
Interest income	5,092	3,339
Interest expense	(25,323)	(25,405)
Interest expense associated with property in receivership	(628)	-
Gain on disposition of properties	10,803	13,565
Income before income taxes	29,305	37,688
Income tax expense	(750)	(733)
Net income	28,555	36,955
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(10,433)	(14,049)
Non-controlling interests in other partnerships	-	(1)
Preferred unit distributions	(1,051)	(1,051)
Net income attributable to common stockholders	$17,071	$21,854
Total weighted average shares
Basic	164,277	160,028
Diluted	268,716	264,196
Earnings per share attributable to common stockholders
Basic	$0.10	$0.14
Diluted	$0.10	$0.14

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2024	2023
Revenues
Rental revenue	$306,352	$294,694
Observatory revenue	58,720	55,587
Lease termination fees	-	-
Third-party management and other fees	641	808
Other revenue and fees	5,009	4,075
Total revenues	370,722	355,164
Operating expenses
Property operating expenses	86,576	81,563
Ground rent expenses	4,663	4,663
General and administrative expenses	33,992	31,783
Observatory expenses	17,389	16,512
Real estate taxes	64,124	63,278
Depreciation and amortization	93,554	93,688
Total operating expenses	300,298	291,487
Total operating income	70,424	63,677
Other income (expense):
Interest income	9,270	5,934
Interest expense	(50,451)	(50,709)
Interest expense associated with property in receivership	(628)	-
Loss on early extinguishment of debt	(553)	-
Gain on disposition of properties	10,803	29,261
Income before income taxes	38,865	48,163
Income tax benefit (expense)	(95)	486
Net income	38,770	48,649
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(13,933)	(18,217)
Noncontrolling interests in other partnerships	(4)	42
Preferred unit distributions	(2,101)	(2,101)
Net income attributable to common stockholders	$22,732	$28,373
Total weighted average shares
Basic	163,988	160,669
Diluted	268,105	264,736
Earnings per share attributable to common stockholders
Basic	$0.14	$0.18
Diluted	$0.14	$0.18

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended June 30,
	2024	2023
Net income	$28,555	$36,955
Non-controlling interests in other partnerships	-	(1)
Preferred unit distributions	(1,051)	(1,051)
Real estate depreciation and amortization	46,398	44,887
Gain on disposition of properties	(10,803)	(13,565)
FFO attributable to common stockholders and Operating Partnership units	63,099	67,225

Amortization of below-market ground leases	1,958	1,958
Modified FFO attributable to common stockholders and Operating Partnership units	65,057	69,183

Interest expense associated with property in receivership	628	-
Core FFO attributable to common stockholders and Operating Partnership units	$65,685	$69,183

Total weighted average shares and Operating Partnership units
Basic	264,676	262,903
Diluted	268,716	264,196

FFO per share
Basic	$0.24	$0.26
Diluted	$0.23	$0.25

Modified FFO per share
Basic	$0.25	$0.26
Diluted	$0.24	$0.26

Core FFO per share
Basic	$0.25	$0.26
Diluted	$0.24	$0.26

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Six Months Ended June 30,
	2024	2023
Net income	$38,770	$48,649
Noncontrolling interests in other partnerships	(4)	42
Preferred unit distributions	(2,101)	(2,101)
Real estate depreciation and amortization	91,255	90,911
Gain on disposition of properties	(10,803)	(29,261)
FFO attributable to common stockholders and Operating Partnership units	117,117	108,240

Amortization of below-market ground leases	3,916	3,916
Modified FFO attributable to common stockholders and Operating Partnership units	121,033	112,156

Interest expense associated with property in receivership	628	-
Loss on early extinguishment of debt	553	-
Core FFO attributable to common stockholders and Operating Partnership units	$122,214	$112,156

Total weighted average shares and Operating Partnership units
Basic	264,619	263,694
Diluted	268,105	264,736

FFO per share
Basic	$0.44	$0.41
Diluted	$0.44	$0.41

Modified FFO per share
Basic	$0.46	$0.43
Diluted	$0.45	$0.42

Core FFO per share
Basic	$0.46	$0.43
Diluted	$0.46	$0.42

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	June 30, 2024	December 31, 2023
Assets
Commercial real estate properties, at cost	$3,503,302	$3,655,192
Less: accumulated depreciation	(1,206,039)	(1,250,062)
Commercial real estate properties, net	2,297,263	2,405,130
Contract asset[4]	166,955	-
Cash and cash equivalents	535,533	346,620
Restricted cash	41,015	60,336
Tenant and other receivables	34,665	39,836
Deferred rent receivables	242,940	255,628
Prepaid expenses and other assets	105,438	98,167
Deferred costs, net	172,318	172,457
Acquired below market ground leases, net	317,326	321,241
Right of use assets	28,318	28,439
Goodwill	491,479	491,479
Total assets	$4,433,250	$4,219,333

Liabilities and equity
Mortgage notes payable, net	$700,348	$877,388
Senior unsecured notes, net	1,196,831	973,872
Unsecured term loan facility, net	268,580	389,286
Unsecured revolving credit facility	120,000	-
Debt associated with property in receivership	177,667	-
Accrued interest associated with property in receivership	1,589	-
Accounts payable and accrued expenses	90,908	99,756
Acquired below market leases, net	11,872	13,750
Ground lease liabilities	28,318	28,439
Deferred revenue and other liabilities	61,890	70,298
Tenants’ security deposits	24,031	35,499
Total liabilities	2,682,034	2,488,288
Total equity	1,751,216	1,731,045
Total liabilities and equity	$4,433,250	$4,219,333

4 As of June 30, 2024, we have recorded a contract asset that represents our right to debt extinguishment once the foreclosure process on First Stamford Place is completed.